Exhibit 5.3

190 Carondelet Plaza, Suite 600

St. Louis, MO 63105

Main: 314.480.1500

Fax: 314.480.1505

September 25, 2019

Home Delivery Incontinent Supplies Co.

9385 Dielman Industrial Drive

Olivette, Missouri 63132

RE:	Domtar Corporation: Form S-3 Exhibit 5 – Home Delivery Incontinent Supplies Co.

Ladies and Gentlemen:

We have acted as special local counsel in the state of Missouri (the “State”) for Home Delivery Incontinent Supplies Co. (the “Corporation”) in connection with the matters set forth herein. This opinion is being furnished to you at your request as Exhibit 5.3 to the “Registration Statement” (as hereinafter defined) pursuant to Regulation S-K 601(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).

Section 1.    The documents we have examined for purposes of this opinion are the following documents:

1.1     Originals as signed or copies of originals showing signatures and identified to us as true copies of originals as signed of the following documents:

(a)    the Senior Indenture by and among the Domtar Corporation (the “Parent”), Domtar Paper Corporation, LLC (“Domtar Paper”) and Bank of New York (“BONY”), as trustee and dated as of November 19, 2007 (the “Senior Indenture”);

(b)    the Supplemental Indenture for Additional Note Guarantee by and among the “New Subsidiary Guarantors” parties thereto and defined therein, the Parent, Domtar Paper and BONY, as trustee and dated as of February 15, 2008 (the “Supplemental Indenture”);

(c)    the Second Supplemental Indenture for Additional Note Guarantee by and among the Parent, the “New Subsidiary Guarantor” party thereto and defined therein, Domtar Paper and BONY, as Trustee and dated as of February 20, 2008 (the “Second Supplemental Indenture”);

(d)    the Third Supplemental Indenture by and among the Parent, the “Subsidiary Guarantors” parties thereto and defined therein and The Bank of New York Mellon (“Mellon Bank”) as trustee and as successor to BONY and dated as of June 9, 2009 (the “Third Supplemental Indenture”);

Home Delivery Incontinent Supplies Co.

September 25, 2019

(e)    the Fourth Supplemental Indenture for Additional Note Guarantee by and among the Parent, the “New Subsidiary Guarantors” parties thereto and defined therein and Mellon Bank as trustee and as successor to BONY and dated as of June 23, 2011 (the “Fourth Supplemental Indenture”);

(f)    the Fifth Supplemental Indenture for Additional Note Guarantee by and among the Parent, the “New Subsidiary Guarantors” parties thereto and defined therein and Mellon Bank as trustee and as successor to BONY and dated as of September 7, 2011 (the “Fifth Supplemental Indenture”);

(g)    the Sixth Supplemental Indenture by and among the Parent, the “Subsidiary Guarantors” parties thereto and defined therein and Mellon Bank as trustee and as successor to BONY and dated as of March 16, 2012 (the “Sixth Supplemental Indenture”);

(h)    the Seventh Supplemental Indenture for Additional Note Guarantee by and among the Parent, the “New Subsidiary Guarantor” a party thereto and defined therein and Mellon Bank as trustee and as successor to BONY and dated as of May 21, 2012 (the “Seventh Supplemental Indenture”);

(i)    the Eighth Supplemental Indenture by and among the Parent, the “Subsidiary Guarantors” parties thereto and defined therein and Mellon Bank as trustee and as successor to BONY and dated as of August 23, 2012 (the “Eighth Supplemental Indenture”);

(j)    the Ninth Supplemental Indenture for Additional Note Guarantee by and among the Parent, the “New Subsidiary Guarantors” parties thereto and defined therein and Mellon Bank as trustee and successor to BONY and dated as of July 31, 2013 (the “Ninth Supplemental Indenture”);

(k)    the Tenth Supplemental Indenture by and among the Parent, the “Subsidiary Guarantors” parties thereto and defined therein and Mellon Bank as trustee and successor to BONY and dated as of November 26, 2013 (the “Tenth Supplemental Indenture”);

(l)    the Eleventh Supplemental Indenture for Additional Note Guarantee by and among the Parent, the “New Subsidiary Guarantor” party thereto and defined therein and Mellon Bank as trustee and as successor to BONY and dated as of November 4, 2015 (the “Eleventh Supplemental Indenture”);

Home Delivery Incontinent Supplies Co.

September 25, 2019

(m)    the Twelfth Supplemental Indenture for Additional Note Guarantee by and among the Corporation, the Parent and Mellon Bank as trustee and as successor to BONY (the “Twelfth Supplemental Indenture”) dated January 23, 2017;

(n)    the Registration Statement on Form S-3 (the “Registration Statement”) filed by Domtar Corporation, the Corporation and the other registrants as provided on the signature pages thereto filed with the Securities and Exchange Commission on September 25, 2019, including a Prospectus (the “Prospectus”) relating to, inter alia, the securities described therein;

(o)    the Unanimous Consent to Action Without a Meeting of the Board of Directors of the Corporation dated as of September 25, 2019, as certified by the corporate secretary of the Corporation in the “Secretary’s Certificate” (as hereinafter defined);

(p)    the Officer’s Certificate of the Corporation executed by Razvan L. Theodoru, as Secretary of the Corporation dated as of September 25, 2019 (the “Secretary’s Certificate”);

(q)    the Action by the Board of Directors Taken by Unanimous Written Consent of the Corporation executed on January 23, 2017, as certified by the assistant corporate secretary of the Corporation in the “2017 Secretary’s Certificate” (as hereinafter defined); and

(r)    the Certificate of the Secretary of the Corporation executed by Josée Mireault, as Assistant Secretary of the Corporation dated as of January 23, 2017 (the “2017 Secretary’s Certificate”).

1.2    We have also examined:

(a)    the Amended and Restated Articles of Incorporation of the Corporation certified by the Secretary of State of the State dated September 19, 2019 (the “Amended and Restated Articles”);

(b)    the Amended and Restated Bylaws of the Corporation, dated October 1, 2016 certified by the corporate secretary of the Corporation in the Secretary’s Certificate (the “Amended and Restated Bylaws”); and

(c)    the Good Standing Certificate of the Secretary of State of the State dated as of a recent date issued with respect to the Corporation (the “Good Standing Certificate”).

Home Delivery Incontinent Supplies Co.

September 25, 2019

The documents listed in Section 1.1(a)-(n) above are hereinafter collectively referred to as the “Transaction Documents”. The Amended and Restated Articles and the Good Standing Certificate are hereinafter collectively referred to as the “Public Documents”. All of the documents set forth in Section 1.1 and Section 1.2 are hereinafter collectively referred to as the “Documents”.

In rendering the following opinions, as to factual matters that affect our opinions, we have relied on and assumed the accuracy of representations and warranties of the Corporation set forth in the certificates, statements and other representations of officers of the Corporation and those set forth in the Secretary’s Certificate, and the Public Documents. We have assumed without investigation that there has been no relevant change or development between the dates of the Documents and the date of this letter. We have further assumed that the information upon which we have relied is accurate, that none of such information, if any, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances in which they are made, not misleading. We have not reviewed other records, documents, certificates or instruments, or conducted any other investigations beyond our review of the Documents for purposes of rendering the opinions expressed below.

Section 2.    Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this opinion, we are of the opinion that:

2.1    The Corporation is incorporated, validly existing and in good standing under the laws of the State. This opinion is based solely on our review of the Public Documents.

2.2    The Corporation has all necessary corporate power and authority to execute, deliver and to perform its obligations under the Twelfth Supplemental Indenture.

2.3    The execution and delivery by the Corporation of the Twelfth Supplemental Indenture and the performance by the Corporation of its obligations thereunder have been duly authorized, ratified, affirmed and approved by the Corporation.

2.4    The Corporation has all necessary corporate power and authority to execute the Registration Statement and to file the Registration Statement with the Securities and Exchange Commission (the “SEC”).

Section 3.    Our opinions are based on the assumptions and subject to the qualifications and limitations set forth in this letter, including the following:

3.1    We express no opinion as to the laws other than the laws of the State. We express no opinion as to the effect of local law which shall include charters, ordinances, administrative opinions and rules and regulations of cities, counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level).

Home Delivery Incontinent Supplies Co.

September 25, 2019

3.2    We have assumed for the purposes of this opinion that: (a) the Transaction Documents submitted to us as originals are authentic and that the Transaction Documents submitted to us as copies conform to the originals; (b) all Transaction Documents are complete (including, without limitation, all amendments and exhibits thereto); (c) each Public Document is accurate, complete and authentic and all official public records are accurate and complete; (d) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of the State are generally available (i.e., in terms of access and distribution following publication or other release) to practicing lawyers, and are in a format that makes the legal research reasonably feasible; and (e) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the applicable jurisdiction listed in “(d)” above has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity. We have not made any independent investigation or inquiry concerning the business or financial condition of the Corporation or concerning the operation, management, use or other dealings with the property of the Corporation.

3.3    Our opinions with respect to the laws of the State do not include any opinion with respect to securities laws and regulations.

3.4    We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

3.5.    This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. Unless otherwise stated herein, we have made no independent investigation regarding factual matters. This opinion is based solely on the state of the law as of the date of this opinion, and the factual matters in existence as of such date, and we specifically disclaim any obligation to monitor or update any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Home Delivery Incontinent Supplies Co.

September 25, 2019

Yours very truly,

/s/ HUSCH BLACKWELL LLP